                                                                  EXHIBIT (a)(8)

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE
PAYER. Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the proper identification number to provide on the Substitute Form W-9.

---------------------------------------------------------
FOR THIS TYPE OF ACCOUNT               GIVE THE NAME
                                         AND SOCIAL
                                          SECURITY
                                        NUMBER OF --
---------------------------------------------------------
 1.  Individual account            The individual
 2.  Two or more individuals       The actual owner of
     (joint account)               the account or, if
                                   combined funds, the
                                   first individual on
                                   the account(1)
 3.  Custodian account of a minor  The minor(2)
     (Uniform Gift to Minors Act)
 4.  a. The usual revocable        The grantor-
        savings trust (grantor is  trustee(1)
        also trustee)
     b. The so-called trust        The actual owner(1)
        account that is not a
        legal or valid trust
        under state law.
 5.  Sole proprietorship           The owner(3)

---------------------------------------------------------

---------------------------------------------------------
FOR THIS TYPE OF ACCOUNT               GIVE THE NAME
                                        AND EMPLOYER
                                       IDENTIFICATION
                                        NUMBER OF --
---------------------------------------------------------
 6.  A valid trust, estate, or     Legal entity (do not
     pension trust                 furnish the
                                   identification number
                                   of the personal
                                   representative or
                                   trustee unless the
                                   legal entity itself is
                                   not designated in the
                                   account title)(4)
 7.  Corporation                   The corporation
 8.  Association, club,            The organization
     religious, charitable,
     educational or other
     tax-exempt organization
 9.  Partnership                   The partnership
10.  A broker or registered        The broker or nominee
     nominee
11.  Account with the Department   The public entity
     of Agriculture in the name
     of a public entity (such as
     a State or local government,
     school district, or prison)
     that receives agricultural
     program payments
---------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish.

(2) Circle the minor's name and furnish the minor's social security number.

(3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number or employer identification number.

(4) List first and circle the name of the legal trust, estate or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.
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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

                                     PAGE 2

OBTAINING A NUMBER

If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

- A corporation

- An organization exempt from tax under section 501(a) or an individual retirement plan, or a custodial account under section 403(b)(7).

- The United States or any agency or instrumentality thereof.

- A state, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

- A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

- An international organization or any agency or instrumentality thereof.

- A foreign central bank of issue.

- A dealer in securities or commodities registered in the United States or a possession of the United States.

- A futures commodities merchant registered with the Commodity Futures Trading Commission.

- A real estate investment trust.

- An entity registered at all times under the Investment Company Act of 1940.

- A common trust fund operated by a bank under section 584(a).

- A financial institution.

- A middleman known in the investment community as a nominee or listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominees List.

- A trust exempt from tax under section 664 or described in section 4947.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

- Payments to nonresident aliens subject to withholding under section 1441.

- Payments to partnerships not engaged in a trade or business in the United States and which have at least one nonresident partner.

- Payments of patronage dividends not paid in money.

- Payments made by certain foreign organizations.

Payments of interest not generally subject to backup withholding include the following:

- Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

- Payments of tax-exempt interest (including exempt-interest dividends under section 852).

- Payments described in section 6049(b) to nonresident aliens.

- Payments on tax-free covenant bonds under section 1451.

- Payments made by certain foreign organizations.

- Mortgage interest paid to you.

Exempt payees described above should file Substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Payments that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041(a), 6042, 60-44, 6045A and 605N.

PRIVACY ACT NOTICE. -- Section 6109 requires most recipients of dividends, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. The IRS uses the number for identification purposes and help verify the accuracy of your return. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. -- If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. -- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. -- Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION, CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.